SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               December 15, 1994



                                   SYMS CORP
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             (Exact name of Registrant as specified in its charter)



                New Jersey                                 1-8564
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             (State or other                       (Commission File Number)
      jurisdiction of incorporation)

                                   22-2465228
                        --------------------------------
                               (I.R.S. Employer
                              Identification No.)



                      Syms Way, Secaucus, New Jersey 07094
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             (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:

                                 (201) 902-9600
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Item 5.  Other Events.
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                  Pursuant to a Supplemental Agreement and Amendment, dated as of December 15, 1994 (the "Amendment"), the Voting Trust Agreement dated July 25, 1983 among Sy Syms and six members of his family, which provided for a voting trust (the "Voting Trust") which was to terminate on July 15, 2004, has been amended to provide that the shares of Company Common Stock held in the Voting Trust will be released to the participants therein in three equal installments during December 1994, 1995 and 1996, with the Voting Trust to terminate on December 31, 1996. Prior to any such release of shares, 4,222,226 shares (23.9% of total outstanding shares) of Company Common Stock were held in the Voting Trust; accordingly, 1,407,409 shares will be released each December. Shares released from the Voting Trust will be eligible for sale pursuant to Rule 144 without any additional holding period. Pursuant to the Voting Trust Agreement Sy Syms can unilaterally vote or sell shares held in the Voting Trust. After giving effect to the complete termination of the Voting Trust, Sy Syms continues to beneficially own approximately 54% of the Company's outstanding stock.


Item 7.  Financial Statements and Exhibits.
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       (c)      Exhibits
                --------

       9.1 Supplemental Agreement and Amendment to Voting Trust Agreement, dated as of December 15, 1994


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



                                   SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 11, 1995

                              SYMS CORP



                              By:    Arthur Weber
                                  ---------------------------------------------
                                     Arthur Weber
                                     Vice President, Chief Financial Officer
                                     and Treasurer


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                                 Exhibit Index
                                 -------------

Exhibit               Description                                     Page No.
- -------               -----------                                     -------
9.1                   Supplemental Agreement and Amendment to
                      Voting Trust Agreement, dated as of December
                      15, 1994









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